UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 9, 2014

KOSMOS ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton, Bermuda	HM 11
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 441 295 5950

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On July 9, 2014, Kosmos Energy Ltd. (the “Company”), in connection with a registered underwritten public offering of its common shares (the “Offering”), entered into an underwriting agreement (the “Underwriting Agreement”) with certain funds affiliated with The Blackstone Group L.P. and Warburg Pincus LLC, respectively (the “Selling Shareholders”), named therein and Barclays Capital Inc. (the “Underwriter”) named therein, pursuant to which the Selling Shareholders agreed to sell to the Underwriter an aggregate of 19,550,000 common shares, which includes 2,550,000 common shares sold pursuant to a fully-exercised option granted to the Underwriter to cover over-allotments. The Company will not receive any proceeds from the sale of the common shares by the Selling Shareholders.

A copy of the Underwriting Agreement is contained in Exhibit 1.1 hereto, which exhibit is incorporated by reference into this Item 1.01. The above description is qualified in its entirety by reference to such exhibit.

A copy of the Underwriting Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or the Selling Shareholders. The representations, warranties and covenants contained in the Underwriting Agreement were made solely for purposes of the Offering and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Underwriting Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, its affiliates and the Selling Shareholders, for which they received or will receive customary fees and expenses. For instance, affiliates of the Underwriter are lenders under the Company’s commercial debt facility. In the ordinary course of their various business activities, the Underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve the Company’s securities and/or its instruments. The Underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Item 8.01.                                        Other Events.

On July 10, 2014, the Company announced that the Selling Shareholders had priced the Offering. The Offering is expected to close on the date hereof subject to customary closing conditions.  In connection with the Offering, the Company is filing the opinion of Conyers Dill & Pearman Limited as part of this Current Report on Form 8-K.  The opinion of Conyers Dill & Pearman Limited (including the consent of Conyers Dill & Pearman Limited) is contained in Exhibit 5.1 hereto, which exhibit is incorporated by reference into this Item 8.01.

Item 9.01                                           Financial Statements and Other Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated July 9, 2014.
5.1	Opinion of Conyers Dill & Pearman Limited
23.1	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 15, 2014

KOSMOS ENERGY LTD.

By:	/s/ W. Greg Dunlevy
W. Greg Dunlevy
Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated July 9, 2014.
5.1	Opinion of Conyers Dill & Pearman Limited
23.1	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)